UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2018

CARVER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13007	13-3904174
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 West 125th Street, New York, NY	10027-4512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 360-8820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 28, 2018, Carver Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered the election of directors, the ratification of the independent registered public accountants, and an advisory vote to approve the compensation paid to the Company’s named executive officers. The vote of the stockholders was as follows:

Proposal 1. The election as directors of the nominees listed below each to serve for a three-year term.

Nominee	For	Withheld	Broker Non-Votes
Craig C. MacKay	2,771,106	1,854	109,851
Janet L. Rollé	2,771,106	1,854	109,851
Lewis P. Jones III	2,767,820	5,140	109,851
Colvin W. Grannum	2,767,916	5,044	109,851

Proposal 2. To ratify the appointment of BDO USA, LLP as independent auditors for Carver Bancorp, Inc. for the fiscal year ending March 31, 2018.

For	Against	Abstain
2,881,877	514	420

Proposal 3. Advisory (non-binding) approval of the compensation of our named executive officers as described in the proxy statement.

For	Against	Abstain	Broker Non-Votes
2,768,374	3,241	1,345	109,851

Item 8.01	Other Events

On February 28, 2018, the Company made a presentation at its Annual Meeting. A copy of the presentation as presented at the Annual Meeting is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit 99.1	Carver Bancorp, Inc. Annual Meeting Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARVER BANCORP, INC.

DATE: March 6, 2018	By:	/s/ Michael T. Pugh
Michael T. Pugh
President and Chief Executive Officer